Exhibit 10.1
Agreement of Lease (the “Lease”), made as of this 14th day of July, 2009 between Stanford Bridge LLC, having an address at One Bridge Street, Irvington, New York 10533, hereinafter referred to as “OWNER”, and Electro-Optical Sciences, Inc., having an address at 3 West Main Street, Suite 201, Irvington, New York 10533, hereinafter referred to as” TENANT”,
Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner certain premises known as Suite 1 (the “Demised Premises” or the “Premises”), located in the building known as 50 Buckout Street (the “Building”) in the Village of Irvington, State of New York 10533, for the term as set forth in Article 39 of the Lease Rider (or until such term shall sooner cease and expire as hereinafter provided) at an annual rental rate as set forth in Article 37 of the Lease Rider which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, except as otherwise provided herein, without any set off or deduction whatsoever and except that Tenant shall pay the first monthly installment on the execution hereof . Owner and Tenant agree, for the purposes of this Lease, that (x) the square footage area of the Demised shall be deemed to be 16,382 of rentable square feet (the “Main Space”) plus 3,575 square feet of rough space (the “Rough Space”) and (y) the square footage area of the Building shall be deemed to be 19,957 of rentable square feet.
     The parties hereto, for themselves, their successors and assigns, hereby covenant as follows:
Rent: 1. Tenant shall pay the rent as hereinafter provided, except as may be set forth in this Lease.
Occupancy: 2. Tenant shall use and occupy the Demised Premises for general office use and laboratory use and for other uses ancillary thereto and for no other purpose.
Tenant: 3. Tenant shall make no changes in or to the Demised Premises of any nature without Owner’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Owner hereby approves the plans (the “Plans”) for Tenant’s initial Alterations to the Premises (the “Initial Alterations”) set forth in Exhibit I attached hereto and made a part hereof. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to construct the Initial Alterations in accordance with the approved Plans. Following the Initial Alterations and subject to the prior written consent of Owner, not to be unreasonably withheld, conditioned or delayed , and to the provisions of this article, Tenant at Tenant’s expense, may make alterations, installations, additions or improvements (“Alterations”) which are nonstructural, and which do not adversely affect utility services or plumbing and electrical lines, in the Building by using contractors or mechanics first approved by Owner, which approval shall not be unreasonably withheld or delayed. Except as set forth herein Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates , if any, required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. In addition, Tenant agrees to carry and will cause Tenant’s contractors and sub-contractors to carry such workman’s compensation, general liability, personal and property damage insurance as Owner may reasonably require. Owner represents and warrants that as of the date hereof, the Building has all necessary permits and approvals, including without limitation a Certificate of Occupancy, so that upon completion of the Initial Alterations in compliance with applicable law, Owner will be able to obtain all necessary permits and approvals for the Premises, including a certificate of occupancy for the Premises, so that upon completion of the Initial Alterations, Tenant can occupy the Premises for the purposes permitted by this Lease. If any mechanic’s lien is filed against the Demised Premises, or the Building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days after Tenant receives notice thereof, at Tenant’s expense, by filing the bond required by law or by other means reasonably acceptable to Owner. Tenant shall have the right to cause the Owner to perform the Initial Alterations pursuant to a separate contract to be mutually agreed upon and executed by Owner and Tenant (the “Initial Alterations Agreement”). In the event that Owner or Owner’s contractor performs the Initial Alterations, Owner, as part of such work, at its sole cost and expense shall be responsible for obtaining all required permits, approvals and certificates, including, without limitation, a certificate of occupancy for the Premises, before the Commencement Date. In addition, in such case Owner shall be responsible for all mechanics liens. All fixtures and all paneling, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the Demised Premises. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant’s removal of trade fixtures, but upon removal of any such from the premises, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and] repair any damage to the Demised Premises or the Building due to such removal, normal wear and tear and fire or other casualty excepted. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or may be removed from the premises by Owner, at Tenant’s reasonable expense. Notwithstanding anything to the contrary set forth herein, Tenant shall have the right to make interior non-structural alterations which do not adversely affect the Building systems or structure, without obtaining Owner’s consent.
Maintenance and Repairs: 4. (a) Tenant shall, throughout the term of this Lease, take good care of the Demised Premises and the fixtures and appurtenances therein. Subject to the waiver of subrogation provisions, Tenant shall be responsible for all damage or injury to the Demised Premises or any other part of the Building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from the wrongful intentional acts or negligence of Tenant, Tenant’s subtenants, agents, employees, or licensees, unless caused by the act or omission or negligence of Owner, its agents, employees or contractors. Tenant shall also repair all damage to the Building and the Demised Premises caused by the moving of Tenant’s fixtures, furniture and equipment. Tenant shall promptly make, at Tenant’s expense, all repairs in and to the Demised Premises for which Tenant is responsible, using contractors reasonably acceptable to Owner. Notwithstanding anything to the contrary contained herein, Tenant shall not be responsible for any repairs occasioned by ordinary wear and tear, and/or damage caused by casualty and/or the elements. Any other repairs in or to the Building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant’s reasonable expense, following Tenant’s receipt of invoice and reasonable backup. Owner shall maintain in good working order and repair the exterior and the structural portions of the Building, including the structural portions of its Demised Premises, and the public portions of the Building interior and the Building plumbing, mechanical, electrical, heating and ventilating systems serving or passing through the Demised Premises. Tenant agrees to give prompt notice of any defective condition in the Premises for which Owner may be responsible hereunder after Tenant has actual knowledge thereof. Provided Owner uses reasonable efforts to avoid interfering and to minimize interference with Tenant’s business, without any obligation to incur overtime, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the Building or the Demised Premises or in and to the fixtures, appurtenances or equipment thereof. Except as set forth in this Lease, it is specifically agreed that Tenant shall not be entitled to any set off or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract, except in connection with a major, sustained interruption of services, or to a material, uncorrected, Owner default in performance of its obligations hereunder. Owner and Tenant hereby agree that a major, sustained interruption of services shall mean any interruption of services which prevents Tenant from occupying the Demised Premises or a material portion thereof for more than ten (10) business days. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof. Notwithstanding anything to the contrary set forth herein: (a) Owner shall, at Owner’s expense, maintain and keep in good repair the interior and exterior structural portions of the Building, the roof, floor slabs, foundation and Building systems and (b) Owner shall make all structural or extraordinary alterations and repairs to the Building and the Demised Premises that are required to be made by any local, state or federal laws now or hereafter in effect (“Legal Requirements”), unless due to Tenant’s particular manner of use of the Demised Premises and not to general office use. Owner represents and warrants that on the date hereof, the Building complies with all applicable Legal Requirements. Owner shall be solely responsible for the cost of any such alterations and repairs unless same are necessitated by Tenant’s manner of use of the Demised Premises and by general office use. (b) (i) Owner hereby reserves the right at any time and from time to time to make alterations or additions to the Building, the buildings adjoining the same and any other buildings located on Buckout Street owned by Owner (collectively, the “Stanford Bridge Properties” or “SBP” so long as any such alterations or additions do not hinder Tenant’s access to or use of the Demised Premise as provided herein. Owner further reserves the right at any time and from time to time to construct, or permit to construct, other buildings or improvements within the SBP so long as any such construction does not hinder Tenant’s access to or use of the Demised Premise as provided herein. Such rights set forth in two preceding sentences include, without limitation, the right to construct additional stories on any such Building or buildings, the right to build adjoining the same, the right to construct multi-level, elevated, underground and other parking facilities within the SBP and the right to erect in connection with any such construction or building temporary scaffolds and other aids to such construction or building. Owner shall use reasonable efforts to minimize the noise and disturbance to Tenant’s business in connection with such work. Owner shall have the right at any time and from time to time to change the street address of the Demised Premises or to change the name of the Building without incurring any liability to Tenant. Tenant acknowledges that the Building may be expanded to include multiple levels (the “Expansion”) and that the Expansion may include office, retail and residential uses provided that no such retail use shall increase Tenant’s Common Area maintenance charges. (ii) If an excavation shall be made upon land adjacent to the Demised Premises, Tenant shall permit the person(s) authorized to do such excavation to enter the Demised Premises for the purpose of doing such work as such person(s) deems necessary to preserve the Building of which the Demised Premises is a part and to support the same by proper foundations without any claim for damages or indemnification from Owner or abatement of rental or other charges hereunder. (iii) There shall be no allowance to Tenant for a diminution in rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making any changes, alterations, additions, improvements, repairs or replacements in or to any portion of the Building, the Demised Premises or the SBP, or in or to any fixtures, appurtenances or equipment therein. Notwithstanding anything to the contrary contained herein, in the event that Tenant’s use and occupancy of the Demised Premises is disturbed due to any reason set forth in this Article 4 for more than ten (10) days, Rent shall abate for the number of days during which Tenant is unable to use the Demised Premises.
Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.
Requirements of Law, Fire: 6. Prior to the commencement of the Lease term, if Tenant is then in possession, and at all times thereafter, but subject to the provisions of this Lease, Tenant at Tenant’s sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer and all regulations of the New York State Board of Fire Underwriters, Insurance Service office with respect to the Demised Premises arising out of Tenant’s unique manner of use thereof (and not to general office use), or with respect to the Building if arising out of Tenant’s manner of use of the premises or the Building. Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the Demised Premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner’s reasonable satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney’s fees, by cash deposit or by surety bond in an amount and by a company reasonably satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the Demised Premises or any part thereof to be condemned or subject to an official order that it be vacated. Tenant shall not do or permit any act or thing to be done in or to the Demised Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance of which Tenant has notice at any time carried by or for the benefit of Owner with respect to the Demised Premises or the Building of which the Demised Premises form a part. Tenant shall not keep any hazardous material in the Demised Premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the Building, nor use the premises in a manner which will increase the insurance rate for the Building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant’s failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this Lease, or at any time thereafter, be higher than it Otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. Owner represents and warrants that Tenant’s use of the Premises for the permitted use shall not violate the provisions of this Section or cause insurance rates to increase. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” of rate for the Building or Demised Premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall only be liable for such increases if Tenant’s use of the Premises for uses other than the permitted use is the sole and direct cause of such increase. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s reasonable judgment, to absorb and minimize vibration, noise and annoyance. In the event that any vibration or noise materially impacts other tenants in the Building, Tenant shall, upon notice from Owner, immediately cease said installations.
Subordination: 7. Subject to the Tenant receiving a Non-Disturbance Agreement as provided below, this Lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which Demised Premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. In confirmation of such subordination, Tenant shall execute any certificate that Owner may reasonably request that is reasonably satisfactory to Tenant within five (5) days after written demand. Notwithstanding anything herein to the contrary, Owner represents and covenants that Owner shall provide Tenant with a Non-Disturbance Agreement in from the holders of any deeds (either current or future) that secure debt, mortgages or ground leases that encumber the Building and/or the land on which the Building is located, either current or future.
Property Loss, Damage, Indemnity: 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to, employees of the Building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the omissions or negligence of Owner, its agents, servants contractors or employees. Unless due to their omissions or negligence, Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said Building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the Demised Premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever other than Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Notwithstanding the foregoing, in the event that any of the windows of the Demised Premises are permanently closed, darkened or bricked up, Tenant may, at its election, terminate this Lease, in which event this Lease shall terminate as of the date specified by Tenant as if such date were the expiration of the term hereof. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, or licensees, of any covenant or condition of this Lease, or the negligence or wrongful acts of the Tenant, Tenant’s agents, contractors, employees, or licensees; provided, however, that Tenant shall not be responsible for claims and the like not covered by insurance if Owner has not maintained in force insurance with limits at least equal to the amount of insurance the Owner is required to carry under any mortgage or the amount that a reasonably prudent Owner of a class a building in the greater New York suburban area should have carried nor shall Tenant be liable hereunder for any claims and the like which are the result of omissions or negligence of Owner, Owner’s agents, contractors, employees or licensees. Tenant’s liability under this Lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld, conditioned or delayed. The attorney that Tenant is required to use by its insurer shall be deemed reasonably acceptable to the Owner. Tenant shall be entitled, at its expense, to defend its interest in any such litigation, and Owner shall not compromise the action without Tenant’s prior written consent. Owner shall indemnify and save harmless Tenant against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Tenant shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Owner, Owner’s agents, contractors, employees, or licensees, of any covenant or condition of this Lease, or the negligence or wrongful acts of the Owner, Owner’s agents, contractors, employees, or licensees. The waiver of subrogation provided in Article 9, below, shall be applicable as appropriate in order to carry out the intent of the provisions of this Article.
Destruction, Fire and Other Casualty: 9. (a) If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt notice thereof to Owner and this Lease shall continue in full as hereinafter set forth. (b) If the Demised Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the Demised Premises are totally damaged or rendered wholly unusable by fire or other casualty or if Tenant is denied access to the Demised Premises due to fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner’s right to elect not to restore the same as hereinafter provided. (d) If the Demised Premises are rendered wholly unusable or (whether or not the Demised Premises are damaged in whole or in part) if the Building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this Lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the Lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this Lease shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Owner’s rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall be paid up to the date of such casualty, and any payments of rent made by Tenant which were on account of any period subsequent to the date of such casualty shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s reasonable control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property. In all events described in this Article 8 Tenant’s liability for rent shall resume fifteen (15) days after written notice from Owner that the premises are substantially ready for Tenant’s occupancy. Notwithstanding the foregoing, if the Premises are not fully restored within 180 days, at Tenant’s election this Lease may immediately be terminated. If Tenant so elects to terminate this Lease, the term of this Lease shall expire as of the date specified by Tenant as fully and completely as if such date were the date set forth above for the termination of this Lease, and any rent owing shall be paid up to the date of such casualty, and any payments of rent made by Tenant which were on account of any period subsequent to the date of such casualty shall be returned to Tenant. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasers’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.
Eminent Domain: 10. If the whole or any part of the Demised Premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said Lease and assigns to Owner, Tenant’s entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of this Lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner’s award.
Assignment, Mortgage, Etc.: 11. Tenant, for itself, its successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of Owner in each instance, which consent shall not be unreasonably withheld conditioned or delayed. If this Lease is assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.
Electric Current: 12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, shall be added in the Lease Rider attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the amounts set forth in this Lease for Tenant’s use and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will exceed the amounts set forth in this Lease for Tenant’s use Unless due to Owner’s omissions or negligence, the change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.
Access to Premises: 13. (a) Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the Demised Premises in any emergency at any time, and, at other reasonable times upon reasonable prior notice and without interfering with Tenant’s business, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the Demised Premises or to any other portion of the Building or which Owner may elect to perform. All determinations as to necessary repairs shall be made in Owner’s reasonable discretion. Provided Owner does not interfere with Tenant’s business and ensures that the confidentiality of Tenant’s business is maintained, and provided that Tenant receives reasonable prior notice and has the right to have a representative of Tenant present, Tenant shall permit Owner to show same to prospective purchasers or mortgagees of the Building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the premises, during an emergency, Owner or Owner’s agents may enter the same whenever such entry may be necessary [or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant’s property and the confidentiality of Tenant’s business, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all of Tenant’s property therefrom, Owner may immediately enter, alter, renovate or redecorate the Demised Premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this Lease or Tenant’s obligations hereunder. (b) (i) Owner shall have the exclusive right to use and obtain access to all or any part of the roof, provided that Tenant shall be entitled to erect one or two small satellite antennas or antennas for wireless telecom or similar communication (in a location of Owner’s choosing, and provided that no roof penetration shall be required, exterior side and rear walls of the Demised Premises for any purpose, including but not limited to, erecting signs or other structures on or over all or any part of the same, erecting scaffolds and other aids to the construction and installation of the same, and installing, maintaining, using, repairing, and replacing pipes, ducts, conduits and wires leading through, to or from the Demised Premises and serving other parts of the SBP in locations which do not materially interfere with Tenant’s use of the Demised Premises. Tenant shall have no right whatsoever in the exterior of exterior walls or the roof (excepting satellite/telecom as set forth above) of the Demised Premises. (ii) Tenant shall permit Owner to install, use and maintain pipes, ducts and conduits within or through the Demised Premises, or through the walls, columns and ceilings therein, provided that the installation work is performed at such times and by such methods as will not materially interfere with Tenant’s use and occupancy of the Demised Premises. Where access doors are required for mechanical trades in or adjacent to the Demised Premises, Owner shall furnish and install such access doors and confine their location, wherever practical, to closets, coat rooms, toilet rooms, corridors and kitchen or pantry rooms. Notwithstanding the foregoing, in performing any work in or about the Demised Premises, Owner shall use all reasonable efforts not to disturb Tenant’s business operations, including performing work after hours if practicable. In no event shall any work or renovations by Owner result in a reduction of the size of the Demised Premises. Owner shall repair any damage to the Demised Premises, including any finish work resulting from any such work or renovations.
Vault, Vault Space, Area: 14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this Lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area actually used by Tenant shall be paid by Tenant.
Occupancy: 15. Tenant will not at any time use or occupy the Demised Premises in violation of the certificate of occupancy issued for the Building of which the Demised Premises are a part, it being understood and agreed that the use of the Premises for the permitted use will not violate the certificate of occupancy. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any, and subject to the provisions of this Lease (including the provisions that relate to Legal Requirements and Hazardous Substances) and subject to latent defects. Notwithstanding the foregoing, Owner represents that (i) there is a valid Certificate of Occupancy covering the Building, including the Demised Premises, which permits the Permitted Use in the Demised Premises (subject to the requirement that any new construction may require its own new certificate of occupancy or completion) and (ii) there are no violations of Legal Requirements affecting the Demised Premises as of the date hereof.
Bankruptcy: 16. (a) Anything elsewhere in this Lease to the contrary not withstanding, this Lease may be canceled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (i) the commencement of a case in bankruptcy or under the laws of any state -naming Tenant as the debtor; or (ii) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this Lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this Lease. (b) it is stipulated and agreed that in the event of the termination of this Lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.
Default: 17. (a) If Tenant defaults in fulfilling any of the covenants of this Lease other than the covenants for the payment of rent or additional rent; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Demised Premises shall be taken or occupied by someone other than Tenant; or if this Lease be rejected under Section 235 of Title 11 of the U.S. Code (bankruptcy code);, in any one or more of such events, upon Owner serving a written five (5) days notice to Tenant specifying the nature of said default in the case of monetary defaults, and a written thirty (30) day notice to Tenant specifying the nature of said default in the case of non-monetary defaults, and upon the expiration of said five (5) days or thirty (30) days, as the case may be, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said five (5) day or ten (10) day period, and if Tenant shall not have diligently commenced curing such default within such five (5) day or ten (10) day period, and shall not thereafter with reasonable diligence and in good faith, to remedy or cure such default, then Owner may serve a written ten (10) day notice of cancellation of this Lease upon Tenant, and upon the expiration of said ten (10) days this Lease and the term thereunder shall end and expire as fully and completely as if the expiration of such ten (10) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof, and Tenant shall quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided. (b) If the notice provided for in (a) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required which default shall not be cured within ten(10) days after notice; then and in any of such events Owner may with notice, re-enter the Demised Premises either by legal means, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of Demised Premises and remove their effects and hold the premises as if this Lease had not been made
Remedies of Owner and Waiver of Redemption: 18. In case of any default, reentry, expiration and/or dispossess summary proceedings or by otherwise, (a) the rent shall become due thereupon and be paid up to the time of such reentry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent or charge a higher rental than that in this Lease (provided Tenant shall not be liable for any rental obligations in excess of its obligations under this Lease), and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the Lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such reasonable expenses as Owner may pay in connection with re-letting, such as reasonable legal expenses and attorneys’ fees, brokerage, advertising and for keeping the Demised Premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the Demised Premises in good order or preparing the same for re-rental may, at Owner’s option, make such reasonable alterations, repairs, replacements, and/or-decorations in the Demised Premises as Owner, in Owner’s sole reasonable judgment, considers advisable and necessary for the purpose of re-letting the Demised Premises, and the making of such reasonable alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. Notwithstanding the preceding, Owner shall use reasonable efforts to relet the Premises and mitigate the damages. In the event of a breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy, shall not preclude the person entitled to that remedy from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of Demised Premises, by reason of the default beyond any applicable grace or notice periods by Tenant of any of the covenants and conditions of this Lease.
Fees and Expenses: 19. If Tenant shall default, beyond any applicable grace and cure period in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under this Lease, then, unless otherwise provided elsewhere in this Lease, Owner may immediately or at any time thereafter and with notice perform the obligation of Tenant thereunder. If either party, in connection with the foregoing or in connection with any default beyond any applicable grace or notice period by the other, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney’s fees, in instituting, prosecuting or defending any action or proceeding, then the prevailing party will be reimbursed by the other party for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within thirty (30) days after notice thereof to Tenant (with reasonable backup) of any bill or statement to Tenant therefor. Any amounts owing by Owner to Tenant shall be paid by Owner to Tenant within thirty (30) days after notice thereof to Owner (with reasonable backup) of any bill or statement to Owner thereof. If Tenant’s Lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by the prevailing party as damages.
Building Alterations and Management: 20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building may be known, provided any such changes described in this Article 20 shall not adversely affect Tenant’s access or the rights and privileges granted under this Lease. Owner shall use reasonable efforts to avoid interfering with Tenant’s business, and shall give reasonable prior notice to Tenant, prior to making building alterations that may affect Tenant. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other tenants making any repairs in the Building or any such alterations, additions and improvements that are completed within a reasonably short period of time. Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of such reasonable controls of the manner of access to the Building by Tenant’s social or business visitors as the Owner may deem reasonably necessary for the security of the Building and its occupants. Tenant shall be permitted access to the Building and the Demised Premises on a 24 hour per day, 7 day per week basis, excluding, however, specific holidays determined by Owner on an annual basis, said holidays not to exceed five (5) days per annum.
No Representations by Owner: 21. Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the Building, the land upon which it is erected or the Demised Premises, the rents, leases, expenses of operation, the actual dimensions of the Demised Premises or the Building or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant has inspected the Demised Premises and is thoroughly acquainted with its condition and, subject to the provisions of this Lease, agrees to take the same “as is” as of the date hereof and subject to the Owner’s compliance with its obligations as set forth in this Lease, and the Premises being in the condition required by this Lease, acknowledges that the taking of possession of the Demised Premises by Tenant shall be conclusive evidence that the said premises were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.
End of Term: 22. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Owner the Demised Premises, broom clean, in good order and condition, ordinary wear and damages and fire and/or other casualty excepted. and Tenant shall remove all its property. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this Lease shall expire at noon on the preceding Saturday unless it is a legal holiday in which case this Lease shall expire at noon on the preceding business day.
Quiet Enjoyment: 23. Owner covenants and agrees with Tenant that Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease and to the ground leases, underlying leases and mortgages hereinbefore mentioned.
Failure to Give Possession: 24. If Owner is unable to give possession of the Demised Premises on the date of the commencement of the term hereof, because of the holding over or retention of possession of any tenant, undertenant or occupants or if the Demised Premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the Lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this Lease, but the rent payable hereunder shall be abated the date which occurs ten (10) business days after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant’s occupancy. Notwithstanding the foregoing, if Owner is unable to deliver possession of the Demised Premises by December 31, 2009, Tenant shall have the right to terminate this Lease. If permission is given to Tenant to enter into the possession of the Demised Premises or to occupy premises other than the Demised Premises prior to the date specified as the commencement of the term of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent and additional rent. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223 -a of the New York Real Property Law. Notwithstanding the foregoing, Owner shall give possession within 90 days after a fully executed copy of this Lease is exchanged between the parties. Notwithstanding the foregoing, if there is an interruption to the services provided at the Demised Premises, and said interruption is caused solely by the Owner, rent due from Tenant shall be abated until said interruption is remedied.
No Waiver: 25. The failure of Owner or Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. Owner shall enforce all such Rules and Regulations in a uniform and non-discriminatory manner. The receipt by Owner and the payment by Tenant of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Owner or Tenant unless such waiver be in writing signed by the party granting the waiver. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this Lease provided. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the Lease and the delivery of keys to any such agent or employee shall not operate as a termination of the Lease or a surrender of the premises.
Waiver of Trial by Jury: 26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4, except for statutory mandatory counterclaims.
Inability to Perform: 27. Except as otherwise set forth to the contrary elsewhere in this Lease, this Lease and the obligation of Tenant to pay rent here under, and both parties’ obligations to perform all of the other covenants and agreements hereunder on their respective parts to be performed shall in no wise be affected, impaired or excused because the other party is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or implied to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if such party is prevented or delayed from so doing by reason of strike or labor troubles or any cause beyond such party’s control including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.
Bills and Notices: 28. Except as otherwise in this Lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the Building of which the Demised Premises form a part addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant by receipted delivery, or if sent by courier, one business day after delivery to such courier or if mailed, upon receipt or rejection of such notice as herein provided.

Any notice by Tenant to Owner must be given to Owner personally or served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice. Notwithstanding the foregoing: (i) notices shall be deemed given on the day of delivery, or, if delivery is refused, on the first business day on which delivery is attempted, and (ii) in addition to the notice methods specified above, notices given to or by Owner or Tenant may be given by hand or by courier service (such as Federal Express or Airborne) that provides a signed receipt. Notices shall be given to Owner and Tenant at their addresses set forth in Rider Paragraph 67.
Services: 29. Owner shall provide at Owners sole cost and expense: (a) heat to the Demised Premises when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (b) water for ordinary, drinking and kitchen/ pantry and lavatory purposes, but if Tenant uses or consumes water for any other purposes (of which fact Owner in its reasonable discretion shall be the judge), Owner may install a water meter at Owner’s expense which Tenant shall thereafter maintain at Tenant’s expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed for other purposes only as shown on said meter as additional rent thirty days after bills and reasonable backup are rendered; (d) Air conditioning/cooling will be furnished to tenant from May 15th through September 30th or otherwise as the design of the Building and its unique heating/cooling system requires, on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and Saturdays from 8 a.m. to 1 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Sundays or on holidays, as defined under Owner’s contract with Operating Engineers Local 94-94A, Owner will furnish the same at Tenant’s expense. (e) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the reasonable judgment of Owner for as long as may be reasonably required by reason thereof, provided, however, that Owner shall provide Tenant with reasonable notice of any such cessation of utilities to the extent reasonably possible, shall minimize any interruption of such services to Tenant, and provided that this provision is not intended to authorize a major, sustained interruption of services. If the Building of which the Demised Premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and upon ten days’ written notice to Tenant, proceed with alterations necessary therefor without in any wise affecting this Lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Owner shall pursue the alteration with due diligence. At least one elevator shall be available at all times.
Captions: 30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.
Definitions: 31. The term “office”, or “offices”, wherever used in this Lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes. The term “Owner” means a landlord or lessor, and as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the land and Building (or the owner of a lease of the Building or of the land and Building) of which the Demised Premises form a part, so that in the event of any sale or sales of said land and Building or of said lease, or in the event of a lease of said Building, or of the land and Building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the land and Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder for obligations arising both before and after the transfer. The words “re-enter” and “re-entry” as used in this Lease are not restricted to their technical legal meaning. The term “business days” as used in this Lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 29 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.
Adjacent Excavation/Shoring: 32. If an excavation shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license and opportunity at reasonable times on reasonable notice to enter upon the Demised Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building of which Demised Premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.
Rules and Regulations: 33. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner’s agents may from time to time adopt. Notice of any additional rules or regulations shall be given in the manner set forth in Article 28 and Rider Paragraph 67. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within [ten (10) days] after the giving of notice thereof. Nothing in this Lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Owner shall not enforce the Rules and Regulations in a discriminatory manner. In case of a conflict between the Rules and Regulations and the other provisions of this Lease, the provisions of the Lease shall control.

Security: 34. Tenant has deposited with Owner the sum of $48,000.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease beyond any applicable notice and cure periods, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant within thirty (30) days after the date fixed as the end of the Lease and after delivery of entire possession of the Demised Premises to Owner. In the event of a sale of the land and Building or leasing of the Building, of which the Demised Premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall upon such transfer, evidenced to Tenant’s reasonable satisfaction, be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.
Estoppel Certificate: 35. Tenant, at any time, and from time to time, upon at least 10 days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying to Tenant’s knowledge, that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.
Successors and Assigns: 36. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Owner and Tenant and their respective successors and assigns, and except as otherwise provided in this Lease, their assigns.

SEE RIDER ATTACHED HERETO AND INCORPORATED
HEREIN
In Witness Whereof. Owner and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

Witness for Owner:	STANFORD BRIDGE LLC

By:

William Thompson, Managing Manager

Witness for Tenant:	ELECTRO-OPTICAL SCIENCES, INC.

By:

ACKNOWLEDGMENTS

CORPORATE OWNER STATE OF NEW YORK, SS.: County of	CORPORATE TENANT STATE OF NEW YORK, SS.: County of

On this day of , 2009, before me	On this day of 2009, before me

Personal came to me known , who being by me duly sworn, did depose and say that he resides	personally came to me known , who being by me duly sworn, did depose and say that he resides

in	in :

that he is the of	that he is the of

the corporation described in and which executed the foregoing instrument, as OWNER: , and that he signed his name thereto by order of the board of directors of the corporation.	the corporation described in and which executed the foregoing instrument, as Owner: and that he signed his name thereto by order of the board of directors.

INDIVIDUAL OWNER STATE OF NEW YORK, SS.: County of	INDIVIDUAL TENANT STATE OF NEW YORK, SS.: County of

On this day of 2009, before me	On this day of , 2009 before me

personally came to me known and known to me to be the individual described in and who, as Owner, executed the foregoing instrument and acknowledged to me that he executed same.	personally came to me known and known to me to be the individual described in and who, as Tenant, executed the foregoing instrument and acknowledged to me that he executed same.

IMPORTANT PLEASE READ
RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 33.
1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or other used for any purpose other than for ingress or egress from the Demised Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the Building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.
2. The water and wash closets and plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.
3. No carpet, rug or other article shall be hung or shaken out of any window of the Building; and no Tenant shall sweep or throw or permit to be swept or thrown from the Demised Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein. nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.
4. No Awnings or other projections will be attached to the outside walls of the Building without prior written consent of Owner.
5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the Demised Premises or the Building or on the inside of the Demised Premises if the same is visible from the outside of the premises without the prior written consent of Owner, such consent not to be unreasonably withheld, conditioned or delayed, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any tenant, Owner may remove same without any liability, and may charge the reasonable expense incurred by such removal to tenant or tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by Owner at the reasonable expense of such tenant, and shall be of a size, color and style reasonably acceptable to Owner.
6. No tenant shall mark, paint, drill into, or in any way deface any part of the Demised Premises or the Building of which they form a part. Except as the parties may agree as part of the construction agreement, no boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Demised Premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.
7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or mechanism thereof. Each tenant must, upon the termination of his/her tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys, so furnished, such tenant shall pay to Owner the reasonable cost thereof.
8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner reasonably approved by Owner. Owner reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations of the Lease of which these Rules and Regulations are a part.
9. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.
10. Owner reserves the right to exclude from the Building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the Building signed by the Owner. Owner will furnish passes to persons for whom any tenant requests such pass and shall be liable to Owner for all acts of such persons.
11. Owner shall have the right to prohibit any advertising by any tenant which in Owner’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Owner, tenant shall refrain from or discontinue such advertising.
12. Tenant shall not bring or permit to be brought or kept in or on the Demised Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors to permeate in or emanate from the Demised Premises.
13. If the Building contains central air conditioning and ventilation, Tenant agrees to abide by all rules and regulations issued by the Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the Building superintendent prior to 3:00 P.M. in the case of services required on week days, and prior to 3:00 P.M. on the day prior in the case of after hours service required on weekends or on holidays.
14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the Building without Owner’s prior written consent. if such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with all laws and regulations applicable thereto and shall be done during such hours as Owner may designate.

RIDER TO LEASE (the “Lease Rider” or the “Rider”)
Between
STANFORD BRIDGE LLC, Owner
and
ELECTRO-OPTICAL SCIENCES, INC., Tenant
     In the event any conflict between any of the provisions of this Rider and any of the terms of the appended Lease (including the Rules and Regulations), such conflict will be resolved in every instance in favor of this Rider.
     37. Base Rent
     A. Main Space Rent: Commencing as of the Rent Commencement Date (as hereinafter defined), Tenant shall pay to Owner annual base rent for the Main Space, in equal monthly installments on the first day of each month, as follows:
          i. For Lease year 1, base rent of $311,258.00 per year, which payment is based upon $19.00 per square foot, payable in equal monthly installments of $25,938.17 each.
          ii. For Lease year 2, base rent of $337,469.00 per year, which payment is based upon $20.60 per square foot, payable in equal monthly installments of $28,122.42 each.
          iii. For Lease year 3, base rent of $364,500.00 per year, which payment is based upon $22.25 per square foot, payable in equal monthly installments of $30,375.00 each.
          iv. For Lease year 4, base rent of $392,349.00 per year, which payment is based upon $23.95 per square foot, payable in equal monthly installments of $32,695.75 each.
          v. For Lease year 5, base rent of $408,730.00 per year, which payment is based upon $24.95 per square foot, plus any increase to the Consumer Price Index, using December, 2012 as the base month and year.
          vi. For Lease years 6 and 7, base rent of $408,730.00 per year, which payment is based upon $24.95 per square foot, plus any increase to the Consumer Price Index, using December, 2012 as the base month and year.
     B. Consumer Price Index: For purposes of this Lease, the term “Consumer Price Index” shall mean the Consumer Price Index, New York, New York — Northeastern, New Jersey, All Items, 1913, Forward — Series A-1 (1982-84 = 100) published monthly by the Bureau of Labor Statistics of United States Department of Labor or its successor thereto, and as set forth in bulletins at monthly or other intervals. The Consumer Price Index as published shall be used, regardless of changes by the government as to items considered in its makeup. If, during the term of this Lease, shift should be made in time of reference at which the Consumer Price Index is taken at 100, the index figure used for the purpose of this Lease shall be adjusted to preserve the purchasing power of the rent dollar as of the Rent Commencement Date.
     C. Rough Space Rent: Base rent due for the 3,575 square feet of Rough Space shall not be due and payable by Tenant until the first to occur of (i) the Tenant receiving FDA approval for its current research product; or (ii) December 31, 2010 (the “Rough Space Rent Commencement Date”). Commencing as of the Rough Space Rent Commencement Date, Tenant shall pay to Owner annual base rent for the Rough Space, in equal monthly installments on the first day of each month, as follows:
i.	For lease year one for the Rough Space, base rent of $42,900.00 per year, which is based upon $12.00 per square foot.

ii.	For lease year two for the Rough Space, base rent of $44,187.00 per year, which is based upon $12.36 per square foot.

iii.	For lease year three for the Rough Space, base rent of $45,520.00 per year, which is based upon $12.73 per square foot.

iv.	For lease year four for the Rough Space, base rent of $46,868.00 per year, which is based upon $13.11 per square foot.

v.	For lease year five for the Rough Space, base rent of $46,868.00 per year, which is based upon $13.11 per square foot, plus any increase to the Consumer Price Index, using December, 2012 as the base month and year.

vi.	For lease years six and seven for the Rough Space, base rent of $46,868.00 per year, which is based upon $13.11 per square foot, plus any increase to the Consumer Price Index, using December 2012 as the base month and year.
     D. Taxes and Common Area Maintenance: Notwithstanding the foregoing terms of this Section 37, Tenant shall be responsible for the payment to Owner of all Taxes and Common Area Maintenance charges due pursuant to the terms of this Lease and Lease Rider for both the Main Space and the Rough Space commencing as of the Rent Commencement Date.
     E. Current Lease: Owner and Tenant hereby acknowledge that Tenant is currently a tenant pursuant to a lease by and between Tenant and Bridge Street Properties LLC, an affiliate of Owner (the “Bridge Street Lease”). Owner and Tenant hereby agree that Tenant shall continue to occupy the premises leased pursuant to the Bridge Street Lease at the current rent stated therein until December 31, 2009, at which time the Tenant shall be required to vacate the premises covered by the Bridge Street Lease.
     38. Construction
     A. Owner’s Work — Exhibit B
                    i. As soon as practicable, but in any case within 15 days after execution of this Lease, Owner will commence and will Substantially Complete the work set forth in Exhibit B annexed hereto and made a part hereof (“Owner’s Work”) on or before December 31, 2009. The scope and detail of Owner’s Work shall be limited solely to terms set forth in Exhibit B. Owner’s Work shall be performed in a good, safe and workman-like manner and in accordance with all Legal Requirements, subject to the provisions of Paragraph #78 (Force Majeure) and any of Tenant’s Work interfering with Owner’s Work. Owner’s Work shall be constructed in accordance with the plans and specifications (including, without limitation, the floor layout plans) reasonably approved by Tenant. Any changes to the plans and specifications previously approved by Tenant shall be approved, in advance and in writing, by Tenant, such approval not to be unreasonably withheld, conditioned or delayed. Owner shall not be liable to Tenant for damages of any kind resulting from Owner’s delay in delivering possession of the Demised Premises to Tenant, for whatever reason, provided that Owner is able to deliver possession with all of Owner’s Work Substantially Complete on or before December 31, 2009.

                     ii. The term “Substantial Completion” or “Substantially Complete” shall mean that, with the exception of minor punch list items that do not interfere with Tenant’s Work or with the use and occupancy of the Demised Premises, Owner’s Work shall have been completed in accordance with the specifications set forth herein and Owner shall have obtained a temporary or permanent certificate of occupancy with respect thereto. Owner will give Tenant at least ten (10) days’ notice of Substantial Completion of Owner’s Work and the parties shall schedule a walk-through upon issuance of Owner’s notice. Immediately following the walk-through, the parties shall agree upon and execute a “punch list” of items necessary or desirable to complete Owner’s Work, along with a schedule of time within which to complete such “punch list” items, which schedule shall not exceed 30 days except to the extent any such punch list item requires materials that will not be available within such time in which event Owner shall diligently prosecute such items to completion.
                    iii. Except for the completion of the aforementioned punch list items, Tenant’s occupancy of the premises shall be deemed to be its acknowledgment that it has examined and accepts the Demised Premises in “as is” condition on the Lease Commencement Date, latent defects, hazardous substances, and Owner’s obligations under the Lease excepted. Further, Tenant agrees that Owner shall have no obligation to perform any additional work, supply any materials, incur any expense or make any additional improvements, installations or alterations to the Demised Premises, beyond Owner’s Work, in order to prepare the Demised Premises for Tenant’s occupancy and use.
     B. Tenant’s Work
                    i. Subject to the provisions of Articles 3, 61 and 64 hereof, Tenant shall perform or cause the performance of alterations in and to the Demised Premises to prepare same for Tenant’s occupancy thereof including, but not limited to, installation of all interior plumbing, and lighting fixtures, ceiling treatments, interior partitions, window treatments, floor and wall coverings (“Tenant’s Initial Alteration”) and all furniture, furnishings and equipment to adapt the Demised Premises for the Permitted Use. All materials used in connection with Tenant’s Initial Alteration shall be new and first quality. Tenant shall submit to Owner detailed architectural, mechanical and engineering plans and specifications prepared by Salah Foda Design showing Tenant’s Initial Alteration, which shall be prepared for Tenant, at Tenant’s expense, and to the extent not pre-approved shall be submitted to Owner at least thirty (30) days prior to the commencement of any work by Tenant, for Owner’s approval (such approval not to be unreasonably withheld, conditioned or delayed). The plans and specifications, as approved by Owner, are hereinafter referred to as the “Final Plans”, and shall be deemed an authorization by Owner for Tenant to proceed after the date hereof or such earlier date as Owner may permit Tenant to have access to the Demised Premises for Tenant’s Initial Alteration, which shall be performed, at Tenant’s option, by Owner (pursuant to Paragraph ii below) or by contractors reasonably approved by Owner and otherwise in accordance with the terms of this Lease. The approval of the Final Plans by Owner shall not be deemed to create any liability on the part of Owner with respect to the design or specifications set forth in the Final Plans or an acknowledgment on the part of the Owner that the Final Plans are in compliance with all applicable governmental laws, rules and regulations. Owner shall respond to Tenant’s request for approval of Tenant’s plans within ten (10) business days after receipt of such plans.
                    ii. Owner shall reimburse Tenant for a portion of the cost of Tenant’s Initial Alteration, as approved by Owner (such approval not to be unreasonably withheld, conditioned or delayed)and made by Tenant, in the amount of Owner’s Contribution. Owner shall disburse Owner’s Contribution to Tenant as the work progresses in an amount equal to 40% of each invoice submitted by Tenant to Owner, less a ten (10%) percent retainage, so long as Tenant delivers the following to Owner: (i) a detailed breakdown of Tenant’s construction costs for which Tenant is seeking payment, together with receipted invoices (or such other proof of payment as Owner shall reasonably require) for such payment thereof, (ii) a written statement from Tenant’s architect or engineer that the work described on any such invoices has been completed in accordance with the plans, and (iii) all required AIA forms, supporting partial lien waivers and lien releases executed by the general contractor and all major subcontractors who shall be paid from such disbursement of funds. Notwithstanding the foregoing, the Owner shall not to be obligated to advance any funds to Tenant beyond the amount of $180,000.00 until Tenant has delivered to Owner the following: (i) a copy of a certificate of occupancy or amended certificate of occupancy required in respect of the work completed by Tenant at the Demised Premises, and (ii) final lien waivers and releases for all work performed by Tenant at the Demised Premises.
                    iii. Tenant shall pay all of Owner’s reasonable out-of-pocket costs incurred in connection with Tenant’s Initial Alteration, consisting of up to $750.00 for each engineering, or other outside consulting fee incurred by or on behalf of Owner for the review and approval of Tenant’s Final Plans and for approval of construction of Tenant’s Initial Alteration. Owner, at its option, may deduct such costs from Owner’s Contribution. Notwithstanding the foregoing, in no event shall the fees and costs incurred by Owner in connection with Tenant’s Initial Alteration exceed $2,000.00.
                    iv. For the purposes of this Lease, “Owner’s Contribution” for the Tenant’s Work shall mean $200,000.00, at Tenant’s election to be applied against the cost of construction or against base rent otherwise owing.
                    v. Notwithstanding the terms of this Lease, it is understood and agreed to that all work performed at the Demised Premises by both the Owner and the Tenant may take place simultaneously.
                    vi. Tenant shall not be permitted to remit any payment to any contractors performing work at the Demised Premises until the Tenant delivers the following to Owner: (i) receipted invoices along with a written statement from Tenant’s architect or engineer that the work described on such invoices has been completed in accordance with the plans, and (ii) all required AIA forms, supporting partial lien waivers and lien releases executed by the general contractor and all major subcontractors who are seeking payment.
     39. Commencement Date and Term of Lease
     A. The commencement date of this Lease (the “Lease Commencement Date”) shall be the earlier of (i) the date on which the Demised Premises is delivered to Tenant in condition for occupancy, with Owner’s Work and Tenant’s Work Substantially Complete, with only punch list items remaining to be completed, or (ii) December 31, 2009. Within ten (10) days after Owner’s and Tenant’s determination of the Lease Commencement Date, and after agreement on the final punch list after the final walk-through, Tenant shall execute a notice confirming such date, but the failure of Owner or Tenant to execute such instrument shall not affect the mutually-agreed-upon determination of the Lease Commencement Date. The term of this Lease shall expire on the last day of the month which occurs seven (7) year(s) after the Lease Commencement Date (the “Lease Expiration Date”), unless such term shall sooner expire or be extended as in this Lease provided.
     B. The Tenant’s obligation to pay the annual base rent provided for herein shall commence on the date on which the Demised Premises is delivered to Tenant in condition for occupancy, with Owner’s Work Substantially Complete, with only punch list items remaining to be completed (the “Rent Commencement Date) and shall terminate on the Lease Expiration Date.
     C. Concurrently with the Lease Commencement Date, the lease currently in place between the Tenant and Bridge Street Properties LLC shall, so long has Tenant has vacated the space and performed to Bridge Street Properties LLC satisfaction, all of its monetary obligations under said lease, terminate and be of no further force and effect.

     D. “Lease year 1” shall mean (i) the period from the Lease Commencement Date through the date immediately preceding the one (1) year anniversary of the Lease Commencement Date, if the Lease Commencement Date shall be the first day of a month or (ii) the period from the Lease Commencement Date through the last day of the month in which the one (1) year anniversary of the Lease Commencement Date shall occur, if the Lease Commencement Date shall not be the first day of a month. Thereafter, each successive twelve (12) month period during the term of this Lease shall also be referred to as a “Lease year”, except that in the event the Expiration Date shall occur prior to the completion of any such twelve (12) month period, such lesser period shall be deemed to be the final “Lease year” or “Lease year 7.
     40. Real Estate Taxes.
     A. For the purposes of this Section 40, Owner and Tenant agree as follows:
     i. “Taxes” shall mean the amount of all real estate taxes and assessments and governmental charges levied, whether by federal, state, county, municipal, or other taxing districts or authorities presently or hereafter created, assessed against the Building and any other taxes, fees, charges or assessments attributable to the Building or its operation. If and to the extent that due to a change in the method of taxation, any other tax or charge shall be a substitute for any of the foregoing, then all such items shall be included within the term Taxes for the purposes of this Lease. All reasonable expenses incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for the year in which paid. Taxes shall exclude any franchise, corporate, or similar taxes payable with respect to Owner.
     ii. “Tax Year” shall mean the period(s) adopted by any applicable governmental authorities as its fiscal year for real estate tax purposes.
     iii. “Owner’s Tax Statement” shall mean an instrument or invoice setting forth or adjusting Tenant’s Tax Contribution (as defined in Subparagraph C hereof) or any installment thereof for a specified Tax Year pursuant to this Section 40.
     iv.“Tenant’s Share” shall mean 19,957/106,464 or 18.75%. Notwithstanding anything the contrary contained herein, Owner and Tenant hereby agree that Tenant’s Share for the twelve months following the Rent Commencement Date shall be $3,326.16 per month, which amount shall not be subject to increase as hereinafter provided. Thereafter, Tenant’s Tax Contribution is subject to increases incurred by Owner pursuant to the terms of this Section 40.
     B. Effective as of the Rent Commencement Date, Tenant agrees to pay in addition to Base Rent as additional rent during the term of this lease and any and all renewals, extensions, and modifications hereof an amount (“Tenant’s Tax Contribution”) equal to Tenant’s Share of the Taxes in any Tax Year. All such payments shall be appropriately pro-rated for any partial Tax Year occurring during the term hereof.
     C. Tenant shall pay Owner on the first day of each calendar month during the term of this Lease an amount equal to one-twelfth (1/12th) of the amount Owner estimates from time to time as necessary to pay Tenant’s Tax Contribution. Such estimates shall be based upon actual tax bills to the extent available and Owner’s reasonable estimate of projected increases in the amount of Taxes. Any such estimate shall be subject to adjustment when the actual amount of Real Estate Taxes shall be determined, and payment by Tenant to Owner of any deficiency, or payment by Owner to Tenant for any overpayment, shall be made within twenty (20) days after delivery by Owner to Tenant of Owner’s Tax Statement. Only Owner shall be eligible to institute or prosecute a tax certiorari proceeding to reduce the assessed valuation of the premises. Owner shall provide Tenant, upon request, backup for any Taxes. In addition, Tenant may audit Owner’s records relating to the Taxes and Tenant’s Share. If any such audit reveals an overcharge of Tenant with respect to Tenant’s Share of the Taxes, such amounts plus interest at the rate set forth in Article 72 hereof shall be paid to Tenant within thirty (30) days by Owner.
41. Common Area Maintenance
     A. For the purposes of this Section 41, Owner and Tenant agree as follows:
(i)	“Common Area Maintenance Expenses” shall mean any or all reasonable expenses actually incurred by Owner in connection with the operation, management, maintenance, cleaning, repair and replacements in, of and to the Buildings and grounds included in Building including, without limitation the following: (i) costs of repairing, operating, lighting, cleaning painting, improving, decorating all exterior and common areas of the BSP (including, without limitation, all floors, roofs, elevators, walls, stairs, signs, landscaping and shrubbery, parking areas and sidewalks, (ii) salaries, wages (including all vacation and disability payments, insurance, retirement benefits and other benefits and similar expenses) of employees which Owner may engage in the on-site operation and maintenance of the Building; (iii) payroll taxes, workmen’s compensation; (iv) water waste line maintenance (including sewer rental) furnished to the Building, together with any taxes on any such utilities; (v) the cost of all insurance carried by Owner applicable to the Building (including, without limitation, primary and excess liability, and further including vehicle insurance, fire and extended coverage, vandalism and all broad form coverage including, without limitation, riot, strike, and war risk insurance, flood insurance, boiler insurance, plate glass insurance and sign insurance); (vi) the cost of all building and cleaning supplies; (vii) the cost of all charges for service contracts with independent contractors for all areas of the Building; (viii) the cost of landscaping, site maintenance and snow removal ; (viii) taxes (such as sales and use taxes) other than Taxes; (ix) security systems, security personnel; and any other costs and expenses in connection with the operation, maintenance and repair of the Building. Notwithstanding the foregoing or anything else to the contrary provided in this Lease, in no event shall Common Area Maintenance Expenses include any of the following:
a.	leasing commissions or other expenses incurred in leasing or procuring tenants, including, but not limited to any tenant allowances, alterations, advertising costs, attorneys fees and accounting fees, promotional expenses, or any fee in lieu of commission, or other costs incurred in preparing space of occupancy or developing the Building;
b.	salaries of personnel above the grade of building manager (except for any personnel regardless of grade employed by Owner or by any parent, affiliate, subsidiary or successor of Owner (collectively, “Owner Entities”) which provides services typically performed by a third party in first class office buildings such as cleaning, security and messenger services to the Building and/or other buildings owned by Owner or other Owner Entities (provided that the cost of such services, including the salaries, fringe benefits, payroll taxes, and other compensation for such personnel, does not exceed competitive market rates charged by independent third parties for services comparable to such services being provided at the Building) in which case such salaries, fringe benefits, payroll taxes and compensation shall be equitably apportioned among all such buildings);

c.	Intentionally Omitted;

d.	cost of repairs or replacements incurred by reason of fire or other casualty or by the exercise of the right of eminent domain;

e.	advertising and promotional expenditures;

f.	legal fees incurred in disputes with tenants and legal and auditing fees, other than legal and auditing fees reasonably incurred

(a) in connection with the maintenance and operation of the land and Building or (b) in connection with the preparation of statements required pursuant to additional rent or rental escalation provisions;
g.	costs incurred in performing work or furnishing services to or for individual tenants (including Tenant);

h.	income taxes and franchise taxes, special assessments and other business taxes imposed on Owner or measured by the income of Owner from the operation of the Building;

i.	mortgage interest, amortization or other payments under any mortgage or other financing securing the land or the Building, rent payable under any ground lease or other underlying lease or other encumbrances registered against the title of the Building, or any depreciation of the Building;

j.	costs incurred in selling, syndicating, financing, mortgaging, or hypothecating any of Owner’s interests in the Building, bad debt loss, rent loss or reserves for bad debt loss or rent loss (but not the premiums for rent loss insurance);

k.	the cost of any items for which Owner is reimbursed by insurance proceeds, condemnation awards, a tenant of the Building, or otherwise;

l.	the cost of any material expansions of or improvements to the Building or the SBP, or Common Area Maintenance Expenses generated by such expansions;

m.	Intentionally Omitted;

n.	the cost of any repair made in response to any insured fire or casualty damage (except for the amount of the “deductible” under Owner’s property insurance) or any condemnation or any repairs or alterations made by Owner to comply with laws, regulations, codes or ordinances existing as of the execution hereof;

o.	Intentionally Omitted;

p.	any expenses for repairs or maintenance which are reimbursed under warranties, guaranties or service contracts (excluding any mandatory deductibles);

q.	Intentionally Omitted;

r.	interests, fines and penalties associated with Owner making late payments or violating Law, including, without limitation, any expenses incurred by Owner as a result of the presence of asbestos, or other hazards, in the Premises and/or the Building;

s.	expenses arising from the negligence, omission, inaction or misconduct of Owner and/or Owner’s Employees or costs incurred in connection with the original construction of the Building, the construction of Owner’s Work or the repair of any defects in or inadequacy of the initial design, or the removal of any violation therefrom, or construction of the Building, or costs incurred in connection with any major change in the Building, such as but not limited to adding or expanding floors or decreasing the size thereof;

t.	Intentionally Omitted;

u.	The rent for Owner’s on-site leasing office;

v.	Except for a commercially reasonable management fee for the Building (not to exceed to 3% of gross revenues), all other fees for management of the Building;

w.	The cost of any “tap fees” or one-time lump sum sewer or water connection fees payable in connection with the initial construction of the Building.
(ii)	“Owner’s Expense Statement” shall mean an instrument showing in reasonable detail Tenant’s Expense Payment for the previous Lease Year, along with a reconciliation of estimated payments made by Tenant as compared to the actual Tenant’s Expense Contribution for such Lease Year (as hereinafter defined). Each year commencing on the Commencement Date or anniversary thereof is hereafter referred to herein as a “Lease Year”.

(iii)	“Tenant’s Expense Share” shall mean 19,957/106,464 or 18.75%. Notwithstanding anything to the contrary contained herein, Owner and Tenant hereby agree that Tenant’s Expense Share for the twelve months following the Rent Commencement Date shall be $2,827.24 per month, which amount shall not be subject to increases as hereinafter provided. Thereafter, Tenant’s Expense Contribution is subject to increases incurred by Owner pursuant to the terms of this Section 41.
     B. Effective as of the Rent Commencement Date, Tenant agrees to pay in addition to Base Rent as additional rent during the term of this Lease and any and all renewals, extensions, and modifications hereof an amount, an amount equal to Tenant’s Expense Share of the amount of the Common Area Maintenance Expenses in any Lease Year (“Tenant’s Expense Contribution”).
     C. Tenant shall pay Owner on the first day of each calendar month during the term hereof, together with the monthly installment of Base Rent, the amount estimated by Owner to be one-twelfth (1/12th) of Tenant’s Expense Contribution, as such estimate may be reasonably adjusted from time to time upon written notice to Tenant. Any such adjusted estimates shall become effective as of the next monthly payment of Tenant’s Expense Contribution.
     D. Following the end of each Lease Year, Owner will submit to Tenant Owner’s Expense Statement for such Lease Year. Within thirty (30) days after receipt of Owner’s Expense Statement, Tenant shall pay to Owner any additional amounts owed to Owner as shown on Owner’s Expense Statement. Every Owner’s Expense Statement given by Owner to Tenant as set forth herein shall be conclusive and binding upon Tenant unless (a) within ninety (90) days after the receipt of such statement, Tenant shall notify Owner that it disputes the correctness thereof, specifying the particular respects in which such statement is claimed to be incorrect, and (b) if such dispute shall not have been settled by agreement, shall submit the dispute to arbitration before a panel of three accountants, one chosen by the Owner who may be the Owner’s regular accountants, one by the Tenant and a third chosen by the two previously appointed accountants. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within fifteen (15) days after receipt of the Owner’s Expense Statement, pay additional rent in accordance with such statement and such payment shall be without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Owner shall forthwith credit against future payments of Tenant’s Expense Contribution (or if no further payments are due from Tenant, shall pay to Tenant) the amount of Tenant’s overpayment of rents resulting from compliance with the Common Area Maintenance Statement. If the dispute shall be determined in Owner’s favor, Tenant shall pay all amounts owed to Owner within twenty (20) days after such determination. Owner shall provide Tenant upon request, backup for any item included in Common Area Maintenance Expenses. In addition, Tenant may audit Owner’s records relating to the Common Area Maintenance Expenses and Tenant’s Expense Share. If any such audit reveals an overcharge of Tenant with respect to Tenant’s Expense Share of the amount of the Common Area Maintenance Expenses, such amounts shall be paid to Tenant within thirty (30) days by Owner.
     42. Additional Rent
     A. All base rent plus any additional rent hereunder shall be payable directly to the Owner unless the Owner notifies Tenant otherwise.
     B. All sums whatsoever payable by Tenant under this Lease and not otherwise included within rent or additional rent shall constitute additional rent and shall be payable without set-off or deduction, except as so specified elsewhere in this Lease.

     43. Holdover
     A. Tenant hereby indemnifies and agrees to hold Owner harmless from and against any loss, cost, liability, claim, damage, fine, penalty and expense, including reasonable attorneys fees and disbursements, resulting from delay greater than 90 days by Tenant in surrendering the Demised Premises upon the termination or expiration of this Lease as provided herein. In the event this Lease is be assigned to a successor-in-interest to Tenant, Tenant shall be released from all liabilities to Owner hereunder provided that Tenant has satisfied all of its monetary obligations due Owner hereunder on the date of said Lease assignment.
     B. In the event Tenant remains in possession of the Demised Premises beyond the time provided above after termination or expiration of this Lease without the execution of a new lease and without Owner’s permission, Tenant, at the option of Owner, shall be deemed to be occupying the Demised Premises as a tenant from month to month, at a monthly rental equal to 1.25 times the base rent and additional rent payable during the last month of the term of this Lease, subject to all the other terms of this Lease insofar as the same are applicable to a month to month tenancy In no event shall Tenant be liable for any consequential or punitive damages.
     44. Glass Entrance and Doors; Plate Glass Insurance.
     Tenant shall replace, at Tenant’s expense, any and all plate glass or doors or windows including front and rear Building entrance doors damaged or broken by Tenant or its employees, agents or invitees by any cause whatsoever in and about the Demised Premises. At Owner’s written request, Tenant shall provide to Owner a paid up policy of plate glass insurance, which policy names the Owner as an additional insured to the extent of its interest and which covers the glass windows and doors on the premises.
     45. Utilities, etc.
     A. Meters for electricity and gas consumed in the Demised Premises are either currently installed in the Demised Premises or will be installed as part of Owner’s Work. Tenant shall pay for all electricity and gas consumed on the Demised Premises or used as part of the heating and air conditioning systems serving the Demised Premises. Tenant agrees, at its sole cost and expense, to make its own arrangements with the utility corporation servicing the Building for obtaining gas and electricity and for the payment of all charges relating thereto. In no event shall Owner be responsible for service and/or charges for electricity in or to the Demised Premises. Owner shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements. Interruption or curtailment of such service shall not constitute a constructive or partial eviction nor entitle Tenant to any compensation or abatement of rent, unless due to the act or omission of Owner, its employees, agents or contractors. Tenant shall keep the meter measuring Tenant’s utility consumption and any related equipment in good working order and repair at Tenant’s own cost and expense in default of which Owner may cause such meter and equipment to be replaced or repaired and collect the reasonable cost thereof from Tenant as additional rent. Tenant agrees to pay for electricity and gas consumed, as shown on said meter as and when bills are rendered, directly to the utility providing such service, and on default in making such payment Owner may pay such charges and collect the same from Tenant as additional rent. In the event that at any time during the term hereof there is no meter measuring Tenant’s consumption of electricity or gas, Tenant’s pro-rata portion of such expenses shall be based upon square footage.
     46. Hazardous Materials.
     A. Tenant shall comply with all federal, state and local environmental protection and regulatory laws applicable to the Demised Premises. Tenant shall not use, generate, manufacture, store or dispose of any hazardous substance on, under or about the Demised Premises or the Building nor transport any hazardous substance thereto in violation of applicable law. Tenant shall immediately advise the Owner, in writing of any and all enforcement, clean up, remediation, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable laws relating to any hazardous substances; and all claims, made or threatened by any person (including a governmental authority) as a result of any act of Tenant against the Demised Premises, Tenant or Owner relating to any damage, injury, costs, remedial action or cost recovery compensation arising out of or due to the existence of any hazardous substance in or about the Demised Premises or the Building.
     B. Tenant shall defend, indemnify and hold Owner harmless from and against all actions, causes of action, claims, lawsuits, administrative proceedings, hearings, judgments, awards, fines, penalties, costs (including reasonable legal, engineers’, experts’, investigatory and consulting fees), damages, remediation activities and clean-up costs, liens, and all other liabilities incurred by Owner whenever incurred, arising out of any Tenant’s act or failure to act resulting in (i) the existence or presence (or alleged existence or presence) on or about the Building of any hazardous substance or the release of any hazardous substance into the environment; (ii) any personal injury or property damage resulting from any hazardous substance in or about the Building; (iii) the violation of any federal, state or municipal environmental protection or regulatory law; or (iv) the commencement or prosecution by any governmental authority or private person or entity of any judicial or administrative procedure arising out of any claims under any federal, state or municipal environmental protection or regulatory law or common law cause of action in which Owner is named a party. The obligations of Tenant under this Section 46 (B) shall survive the expiration or earlier termination of the term hereof.
     C. Hazardous substance” means any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986; hazardous waste as defined in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., as any of the foregoing may be amended or superseded; oil; petroleum product, derivative, compound or mixture; mineral, including asbestos; chemical; gas; medical waste; polychlorinated biphenyls (pcbs); methane; radon; radioactive material; volatile hydrocarbons; or other material, whether naturally occurring, man-made or the by-product of any process, which is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety; or any other substance the existence of which on or at any property would be the basis for a claim for damages, clean-up costs or remediation costs, fine, penalty or lien under any federal, state or municipal environmental protection or regulatory law or applicable common law unless used in accordance with law.
     47. Water Charges
     If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory and kitchenette purposes (as determined by Owner in Owner’s reasonable discretion), Owner may install a water meter and thereby measure Tenant’s water consumption for all purposes. Throughout the duration of Tenant’s occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense in default of which Owners may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant, as additional rent. Tenant agrees to pay for water consumed in excess of the amount required for lavatory and kitchenette use, as shown on said meter and when bills are rendered, and on default in making such payment Owner may pay such charges and collect the same from Tenant, as additional rent. Tenant covenants and agrees to pay, as additional rent, Tenant’s Share of the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the Demised Premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system.

     48. Signs
     Tenant shall not install or maintain any sign, symbol or advertisement on the exterior of the Demised Premises, except on the main directory. All signs are subject to Owners reasonable prior written consent and shall comply with appropriate building codes and municipal requirements and shall be commercially manufactured (no paper or hand-written signs). Tenant shall be entitled to include its logo in its sign.
     49. Broker
     Tenant and Owner mutually acknowledge and represent that they have dealt with no person or corporation with respect to the negotiation of this Lease. Each party agrees to indemnify and hold the other harmless from and against any claims for brokerage commissions or other compensation from any person or corporations with whom it has dealt.
     50. Indemnity
     A. Tenant shall indemnify, defend and hold harmless Owner and its members, managers, officers, directors, employees, attorneys and agents (collectively, the “Owner Indemnitees”) from and against any and all claims, demands, causes of action, judgments, damages, losses, costs and expenses (including without limitation reasonable attorneys’ fees and disbursements) for any damage to any property or injury, illness or death of any person (a) occurring in, on, or about the Demised Premises, or any part thereof, arising at any time and from any cause whatsoever other than Owner’s own actions; (b) occurring in, on or about any part of Building other than the Demised Premises, when such damage, injury, illness or death shall be caused in whole or in part by any act or omission or negligence or willful or criminal misconduct of Tenant, its agents, servants, employees, or licensees; (c) arising out of or in any way related to claims for work or labor performed or materials or supplies furnished to, or at the request of, Tenant or in connection with the performance of any work done by or for the account of Tenant (other than Owner’s Work), whether or not Tenant obtained Owner’s permission to have such work done, labor performed or materials or supplies furnished; or (d) arising out of or in any way related to any breach of a covenant or condition in this Lease to be performed by Tenant. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.
     B. Owner shall indemnify, defend and hold harmless Tenant and its members, managers, shareholders, officers, directors, employees, attorneys and agents (collectively, the “Tenant Indemnitees”) from and against any and all claims, demands, causes of action, judgments, damages, losses, costs and expenses (including without limitation reasonable attorneys’ fees and disbursements) for any damage to any property or injury, illness or death of any person (a) occurring in, on, or about the Demised Premises, or any part thereof, arising at any time and from Owner’s own actions; (b) occurring in, on or about any part of SBP other than the Demised Premises, when such damage, injury, illness or death shall be caused in whole or in part by any act or omission or negligence or willful or criminal misconduct of Owner, its agents, servants, employees, or licensees; (c) arising out of or in any way related to claims for work or labor performed or materials or supplies furnished to, or at the request of, Owner or in connection with the performance of any work done by or for the account of Owner; or (d) arising out of or in any way related to any breach of a covenant or condition in this Lease to be performed by Owner. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.
     51. Insurance
     A. Tenant shall obtain and keep in full force at all times commencing with Tenant’s occupancy, and continuing throughout the term, at its own cost and expense, comprehensive general liability insurance, such insurance to afford protection initially in an amount of not less than $1,000,000 for injury or death to any one person, $1,000,000 for injury or death arising out of any one occurrence, and $500,000 for damage to property, protecting the Owner as additional insured to the extent of its interest, and Tenant as insured against any and all claims for personal injury, death or property damage occurring in, upon, adjacent to, or in connection with the Demised Premises and any part thereof and from time to time during the term for such higher limits, if any, as are currently carried with respect to similar properties in the area where the Building is located. There shall be added to or included within such comprehensive general liability insurance all other coverages as may be usual to Tenant’s use of the Demised Premises, including without limitation, products and completed operations liability, independent contractors liability, broad form comprehensive general liability endorsements, and broad form property damage liability, as appropriate in light of Tenant’s use. Tenant shall carry at all times:
     1. Worker’s compensation and employer’s liability as required by law, if applicable.
     2. New York State disability benefits liability as required by law, if applicable.
     3. “All Risk” property insurance upon Tenant’s Property, including contents and trade fixtures; such coverage is to be written on a replacement cost basis and in an amount of not less than 100% of the full replacement value thereof.
     B. All required insurance is to be written by insurance companies licensed to do business in the State of New York which shall be reasonably satisfactory to the Owner. The original insurance policies or appropriate certificates shall be deposited with Owner together with any renewals, replacements or endorsements to the end that said insurance shall be in full force and effect for the benefit of Owner during the term. In the event Tenant shall fail to procure and place such insurance, the Owner may on reasonable prior notice to Tenant, but shall not be obligated to, procure and place same, in which event the amount of the premium paid shall be remitted by Tenant to Owner upon demand and shall in each instance be collectible on the first day of the month or any subsequent month following the date of payment by Owner, as additional rent.
     C. All required policies shall include provisions insuring Tenant’s property and business interest in the Demised Premises (business interruption insurance) against loss, damage or destruction by fire or other casualty, and a waiver of the insurer’s right of subrogation against the Owner, only if obtainable without additional charge. If such waiver is not available without additional charge or at all then the Tenant shall so notify the Owner promptly after learning thereof. In such case, if the Owner shall so elect and shall pay the insurer’s additional charge therefor, such waiver shall be included in the policy. Each policy which shall contain agreements by the insurer that the policy will not be materially changed, amended or canceled without at least twenty (20) days prior notice to Owner, and that the act or omission of one insured will not invalidate the policy as to the other insured.
     D. There shall be maintained deductibles in such amounts as Tenant shall reasonably determine but in no event in excess of $5,000.00 with respect to a property insurance policy and in no event in excess of $5,000.00 with respect to a liability insurance policy.
     E. At least ten (10) days prior to commencement of construction of any work in the Demised Premises, Tenant and Tenant’s contractor shall deliver to Owner certificates of insurance or policies reasonably required by evidencing all insurance coverage provided in this Article. Tenant’s contractor shall be required to comply with all of such insurance obligations only through final completion of all such work.
     F. Except for insurance for Tenant’s trade fixtures and personal property at the premises, all property insurance policies shall cover the interest of Tenant, Owner, and /or Owner’s mortgagees, as their interest may appear

     G. All policies of insurance maintained by Tenant under this Article shall be written as primary policies not contributing with, nor in excess of, insurance coverage that Owner and its mortgagees may have. Tenant shall not carry separate or additional insurance which, in the event of any loss or damage, is concurrent in form or would contribute with the insurance required to be maintained by Tenant under this Lease.
     H. If Tenant shall not insure for business interruption, or, to the extent that Tenant shall be a self insurer (including, without any limitation, any deductible under any insurance policy) Tenant agrees that Owner shall be released, and Tenant hereby releases Owner, from business interruption loss which could have been covered by an insurance policy if Tenant had chosen to purchase one, except insofar as is otherwise provided for in this Lease.
     52. Maintenance
     A. Other than as elsewhere provided herein, Tenant is responsible for all costs associated with the maintenance of the non-structural portions of the Demised Premises and in keeping the Demised Premises in a proper manner and in a general state of cleanliness and repair.
     B. Owner shall, at its own sole cost and expense, maintain and keep in good order, condition and repair, all mechanical items, the use of which is included herein or is required for the permitted use of the Demised Premises by the health and building codes of the Village of Irvington, Town of Greenburgh or Westchester County (“Health and Building Codes”), including without limitation hot water heater, pumps , vents, ducts and fixtures located within the Demised Premises. In addition, Owner shall have sole responsibility for maintenance and repair or replacement of the HVAC system and any components thereof.
     C. Owner shall be responsible for all structural repairs to the Building, unless such repairs are necessitated by Tenant’s wrongful acts or negligence, including the acts or negligence of its agents or employees.
     53. Owner’s Costs To Approve Or Consent
     If Tenant requests Owner’s approval or consent to alterations, additions, improvements, or assignment or any other matter or thing requiring Owner’s consent or approval under this Lease other than with respect to the Initial Alterations, and if in connection with such request Owner seeks the advice of its attorneys, architect and/or engineer, then Owner, as conditions precedent to granting its consent or approval, may require that the Tenant pay the reasonable fee of Owner’s attorneys, architect and/or engineer in connection with the consideration of such request and/or the preparation of any documents pertaining thereto; provided however that in any one alteration or other matter requiring Owner review, Tenant’s liability for such costs shall not exceed $500 per professional (attorney, architect or engineers).
     54. Use and Operation
     A. The Demised Premises shall be used for general office use, laboratory use and all uses ancillary thereto, and for no other purposes.
     B. Any change from substantially the use as described herein shall constitute a default under this Lease.
     C. The Tenant shall not suffer or permit the Demised Premises to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way (i) result in the Demised Premises not being operated in a manner consistent with a first-class, high quality office or which would be inconsistent with the nature and the operation of the Building, or (ii) constitute a public or private nuisance.
     55. Breach by Tenant
     A. In the event of a breach by Tenant of any of the covenants or provisions of this Lease, Owner shall have the right to enjoin any such breach.
     B. Any and all rights and remedies which Owner may have under this Lease and at law or in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more or all of said rights and remedies may be exercised at the same time or at different times and from time to time. If any of the aforesaid provisions or any other provision of this Lease shall be unenforceable or void, said provision shall be deemed eliminated and of no force and effect and the balance of this Lease shall continue in full force and effect. If any notice is required by law to be given, such notice shall be given.
     C. The Tenant covenants and agrees to pay on demand Owner’s expenses, including reasonable attorneys’ fees and disbursements, incurred in successfully enforcing any obligation of the Tenant under the Lease or in curing any default by Tenant under this Lease.
     56. Intentionally Omitted
     57. Refuse
     A. Tenant shall at all times keep the areas used by Tenant for ingress and egress to the Demised Premises free and clear of all dirt, garbage, rubbish, refuse (which such term “refuse” as used in the Lease shall mean and include crates, boxes, merchandise, containers, bottles, paper, food and similar items). Owner shall at all times keep all areas used for ingress and egress to the Demised Premises and the Building free and clear of all dirt, garbage, rubbish, refuse (which such term “refuse” as used in the Lease shall mean and include crates, boxes, merchandise, containers, bottles, paper, food and similar items), snow and ice.
     B. Tenant shall accumulate all garbage, rubbish and refuse for disposal only within the interior of the Demised Premises and not in the common or services area and in areas therein kept closed by a door and in well-covered sanitary containers designed to prevent odors from emanating therefrom. No such garbage, rubbish or refuse shall be removed, or be permitted to be removed, from the interior of the Demised Premises, except in accordance with local law and Building Rules and Regulations. Tenant shall be responsible for all costs and expenses in connection with Tenant’s garbage removal. Tenant shall also comply with all laws and ordinances with regard to its garbage removal and be responsible for any breach thereof.
     58. Exterminator
     Tenant shall, at its sole cost and expense, keep the Demised Premises free from vermin, or rodents, and shall employ only a licensed exterminator at the request of Owner. In the event of Tenant’s failure to keep the Premises free from vermin or rodents, Owner shall have the right, at

Tenant’s reasonable expense, to take all necessary steps or measures to eradicate any and all vermin and rodents from the Demised Premises and the cost thereof shall be added as additional rent to the installment of fixed minimum rent payable on the next monthly rental payment date and Tenant shall pay on that date such additional rent.
     59. Owner’s Limited Liability
     Anything in this Lease to the contrary notwithstanding, Tenant for itself, its successors and assigns, covenants and agrees that the liability of the Owner shall be limited so that only the assets and interest of the Owner in and to 50 Buckout Street, Irvington, New York, shall be available and/or liable for the satisfaction, or security for payment of any judgment or claim against Owner or any indebtedness of Owner arising from any default by Owner. Tenant for itself, its successors and assigns, covenants and agrees that no other assets of any of the principals of Owner whether owned by them jointly or severally, directly or indirectly, shall be liable to pay or satisfy any such judgment, claim, demand or indebtedness arising from any default by Owner.
     60. Late Payment
     If Tenant shall fail to pay any installment of base rent or any amount of additional rent for more than ten (10) days after the same shall have become due and payable, and shall have received five days written notice without having complied, Tenant shall pay Owner a late charge of five cents for each dollar of the amount of such base rent or additional rent as shall not have been paid to Owner within such ten (10) days after becoming due and payable. Such late charges shall be without prejudice to any of Owner’s rights and remedies hereunder or at law or in equity for nonpayment or late payment of rent and shall be in addition thereto.
     61. Alteration
     A. Prior to the commencement of any changes, improvements or alterations to the Demised Premises, Tenant shall submit to Owner, for Owner’s approval, plans and specifications (to be prepared by and at the expense of Tenant) for any proposed changes, improvements or alterations, in detail reasonably satisfactory to Owner. Owner’s approval of any plans and specifications shall not indicate that such plans and specifications comply with applicable laws, rules and regulations; Tenant shall have sole responsibility for ensuring such compliance. Owner’s consent shall not unreasonably be withheld conditioned or delayed and shall be given or denied within ten (10) days of request.. If Owner shall give its approval to any such changes, improvements and/or alterations as provided herein, the same shall be performed by Tenant, at Tenant’s sole cost and expense, in accordance with the approved plans and in a good and workmanlike manner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry and will cause Tenant’s contractors and sub-contractors to carry such worker’s compensation, general liability, personal and property damage insurance as Owner may reasonably require. No amendments or additions to the approved plans and specifications shall be made without the prior written consent of Owner (such consent not to be unreasonably withheld, conditioned or delayed).. The standards of quality, utility and appearance of the proposed changes, improvements or alterations shall conform to the reasonable standards specified and/or to be specified by Owner, and Tenant agrees that Tenant will conform to such standards. Notwithstanding the foregoing, Tenant shall be able to perform nonstructural alterations not costing more than one hundred dollars ($100.00), of suitable quality, and not affecting the structure or systems, without the necessity of prior consent of Owner.
     B. Tenant covenants and agrees that all changes, improvements, and alterations will be made with the least possible disturbance to the occupants of other parts of the Building. Tenant, in making such changes, improvements or alterations, shall and will, at Tenant’s own cost and expense, promptly comply with all laws, rules and regulations, whether now or hereafter enacted (including, without limitation, The Americans with Disabilities Act of 1990, all regulations issued thereunder and the Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, as all of the foregoing may be amended from time to time) of all public authorities having jurisdiction in the Building and/or the Demised Premises with reference to such changes, improvements or alterations, whether ordinary or extraordinary, structural or otherwise, foreseen or unforeseen, as applicable at the time of each such change, improvement or alteration, and will not call upon Owner for any expenses connected therewith, and will reimburse Owner for any reasonable expenses incurred on account of failure by Tenant to comply with any requirement of law, rules and regulations, and of any public authority, whether involving structural changes or not.
     C. Tenant shall promptly pay and discharge all costs and expenses of such changes, improvements or alterations, and shall not do or fail to do any act which shall or may render the Building or SBP liable to any mechanic’s lien or other lien or charge or chattel mortgage or security interest or conditional bill of sale or title retention agreement. If any such lien or liens or other charge or chattel mortgage or security interest or conditional bill of sale or title retention agreement is filed against the Building or SBP, or against such changes, improvements or alterations, or any part thereof, Tenant will, at Tenant’s sole cost and expense, promptly remove the same of record within sixty (60) days after the filing of any such lien or liens or other charge or chattel mortgage or security interest or conditional bill of sale or title retention agreement and notice of such filing to Tenant by Owner or otherwise. In default thereof, Owner may cause such lien or liens or other charge or chattel mortgage or security interest or conditional bill of sale or title retention agreement to be removed of record by payment or bond or otherwise, as Owner may elect, and Tenant will reimburse Owner for all reasonable costs and expenses incidental to the removal of any such lien or liens or other charge or chattel mortgage or security interest or conditional bill of sale or title retention agreement incurred by Owner. Tenant covenants and agrees to indemnify and save harmless Owner of and from all claims, reasonable counsel fees, loss, damage and expenses whatsoever by reason of any liens, charges, chattel mortgages, security interests, conditional bills of sale, title retention agreements or payments of any kind whatsoever that may be incurred or become chargeable against Owner, the Building or SBP, or said changes, improvements or alterations, or any part thereof, by reason of any work done or to be done or materials furnished or to be furnished to Tenant or upon the Demised Premises in connection with such changes, improvements or alterations, except insofar as any of the same result from work performed by or for Owner.
     D. Subject to the provisions of Article 3 hereof dealing with Initial Alterations, and provided that Owner is not performing or causing the performance of the Work, Tenant hereby covenants and agrees to indemnify and save harmless Owner of and from all claims, reasonable counsel fees, loss, damage and reasonable expenses whatsoever by reason of any injury or damage, howsoever caused, to any person or property occurring prior to the completion of any Tenant changes, improvements or alterations or occurring after such completion, as a result of anything done or omitted in connection therewith or arising out of any fine, penalty or imposition or out of any other matter or thing connected with any work done or to be done or materials furnished or to be furnished in connection with such changes, improvements or alterations performed by Tenant or at the request of Tenant. At any and all times during the period of such changes, improvements or alterations, Owner shall at Owner’s sole costs and expense be entitled to have a representative or representatives on the site to inspect such changes, improvements or alterations, provided that any such representative is accompanied by a representative of Tenant.
     E. Tenant agrees that it will not, either directly or indirectly, use any contractors, labor and/or materials if the use of such contractors, labor and/or materials creates any difficulty with other contractors, subcontractors and/or labor then engaged by Tenant or Owner or others in the construction, maintenance and operation of the Building or any part thereof. Tenant and its contractors and mechanics may, prior to the commencement of the term hereof, enter upon the Premises at all reasonable hours, at the sole risk of Tenant, for the purpose of making such changes, improvements or alterations, provided that Tenant and its contractors and mechanics do not interfere with Owner, its contractors, or with the occupants of other parts of the Building. Such entry shall be upon all of the terms and conditions of this Lease other than Owner’s obligation to provide services and Tenant’s obligation to pay rent. Any changes, improvements or alterations shall comply with all laws and ordinances, and all rules, orders and regulations of all governmental and quasi-governmental agencies, authorities, bureaus, departments and officials, and of all insurance bodies, at any time duly issued or in force, applicable to the Building, the Demised Premises, or any part thereof.
     62. Tenant’s Additional Covenants
     A. Tenant shall not make any exterior architecture change (whether by alteration, replacement, rebuilding or otherwise) or change the exterior color and/or architectural treatment of the Demised Premises or of the Building or any part thereof.
     B. Tenant shall not use the plumbing facilities for any purpose other than that for which they were constructed, or dispose of any garbage or other foreign substance therein, whether through the utilization of so-called “disposal” or similar units, or otherwise. The plumbing facilities shall not be used for refrigeration purposes or for any other purposes other than that for which they are constructed, no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from Tenant’s violation of this provision shall be borne by Tenant;
     C. Tenant shall not subject any fixtures or equipment in or on the Demised Premises which are affixed to the realty, to any mortgage, liens, conditional sales agreements, security interest or encumbrances, except as is otherwise permitted hereunder; Notwithstanding the foregoing, Tenant shall have the right to lease office equipment and supplies in the ordinary course of Tenant’s business, and shall have the right to grant liens and to enter security agreements and conditional sales agreements in connection therewith.
     D. Tenant shall not suffer, allow or permit any odor or any noise, vibration or other effect to constitute a nuisance or otherwise interfere with the safety, comfort or convenience of Owner or other tenants in the Building.
     63. Security
     Supplementing the provisions of Article 34, Tenant has deposited with Owner the sum of $48,000.00 as security hereunder, with a cash deposit. If at any time Tenant shall be in default in the payment of rent or in the keeping, observance or performance of any other covenant, agreement, term, provision or condition beyond the expiration of any notice and cure periods. Owner may at its election apply the security so on deposit with Owner, to the payment of any such rent or to the payment of the costs incurred or to be incurred by Owner in curing such default, as the case may be. If, as a result of any such application of all or any part of such security, the amount of security so on deposit with Owner shall be less than required, Tenant shall forthwith deposit with Owner an amount equal to the deficiency. If at the expiration of the term of this Lease Tenant shall not be in default in the keeping, observance or performance of any such other covenant, agreement, term, provision or condition, then Owner shall, within thirty (30) days after the expiration of said term, return to Tenant said security, if any, then on deposit with Owner. Notwithstanding the foregoing terms regarding the security deposit, Tenant and Owner agree that the security deposit currently in place between Tenant and Bridge Street Properties LLC shall, as of the Lease Commencement Date, be transferred to Owner and shall be used as the security deposit for this Lease.
     64. Improvements
     All improvements, changes and alterations made by or on behalf of Tenant in and/or to the Demised Premises (including work done by Owner at the request of Tenant, but excluding items of personalty not affixed to the real property and Tenant’s trade fixtures and personal property) shall, upon installation, become the property of Owner and shall be surrendered by Tenant to Owner at the expiration or sooner termination of the term of this Lease. If any security interest, chattel mortgage or other lien or encumbrance shall attach to the Tenant’s Initial Improvements or any change, improvement or alteration thereto, Tenant will, at Tenant’s sole cost and expense, promptly cause same to be released of record within forty five (45) days after notice of the attachment thereof, failing which Owner may cause same to be released by payment, bond or otherwise, as Owner may elect, and Tenant will reimburse Owner for all reasonable costs and expenses incidental to the removal of any such lien, security interest, chattel mortgage or other lien or encumbrance, incurred by Owner. Upon failure of Tenant to so reimburse Owner, Owner, at its option shall become owner thereof. Tenant further covenants and agrees that, prior to opening for business at the Demised Premises, the entire cost of all changes, improvements and alterations made by or on behalf of Tenant at Tenant’s expense (other than punch list items still to be completed, reasonable hold-backs to ensure completion, or items reasonably in dispute) will be fully paid for.
     65. Miscellaneous
     A. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.
     B. This Lease shall be governed in all respects by the laws of the State of New York.
     C. Intentionally Omitted.
     D. Tenant agrees that its sole remedies in cases where Owner’s reasonableness in exercising its judgment or withholding its consent or approval is applicable pursuant to a specific provision of this Lease, or any rider or separate agreement relating to this Lease, if any, shall be those in the nature of an injunction, declaratory judgment, or specific performance, the rights to money damages or other remedies being hereby specifically waived in cases of assignment, sublet, and construction, provided that the parties submit to arbitration as provided above on an expedited basis, unless Owner has acted in bad faith.
     E. This Lease shall not be binding upon Owner or Tenant unless and until it is signed by Owner and Tenant and a fully executed copy thereof is delivered to the other party.
     F. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease, or any part thereof to be drafted.
     66. Condition of Demised Premises
     A. Supplementing the provisions of Article 15 hereof, Owner makes no representations as to the size of the Demised Premises. Tenant shall give notice to Owner of any notice it receives of the violation of any law or requirement of any public authority with respect to the Demised Premises or the use or occupation thereof. If any governmental authority having jurisdiction over the Demised Premises shall require additional fire fighting equipment, Owner agrees to install and maintain such equipment at its sole cost and expense.

     B. Tenant covenants and agrees to conduct its business at the Demised Premises so as to prevent any noxious or offensive odors from said Demised Premises and Tenant further covenants and agrees to install, operate and maintain proper and sufficient flue, ventilating and exhaust systems and any other equipment, electrical and/or mechanical or any kind, all at Tenant’s sole cost and expense, as deemed necessary or desirable to prevent or abate such odors, and in full compliance with all laws, codes, resolution, rules, regulations of the premises and otherwise, requirements and recommendations of all governmental and quasi-governmental agencies or authorities.
     67. Notice
     Any bill, notice or other communication which either party may desire or be required to give to the other under this Lease shall be deemed sufficiently given or rendered if in writing and delivered by registered or certified mail, return receipt requested, or by overnight delivery by Federal Express or other comparable delivery service requiring signed receipt, as follows:

1. From Owner to Tenant at:	2. From Tenant to Owner at:

Electro-Optical Sciences, Inc.	Stanford Bridge LLC
3 West Main Street	One Bridge Street
Irvington, New York 10533	Irvington, New York 10533
Attn:	Attn: William Thompson
     After the Commencement Date, either party shall have the right to substitute addresses for such notices upon prior written notice to the other given in the manner hereinabove set forth.
     68. Assignment and Subletting
     A. Each time Tenant desires to assign this Lease or sublease its interest in the Demised Premises, it shall submit in writing to Owner (i) the name and address of the proposed assignee or sublessee, (ii) a term sheet setting forth the terms of the proposed agreement or sublease, (iii) information reasonably satisfactory to Owner as to the nature and character of the business of the proposed assignee or sublessee, and (iv) biographical, banking, financial, credit and other information relating to the proposed assignee or sublessee reasonably sufficient to enable Owner to determine the character and financial responsibility of the proposed assignee or sublessee. Any such consent of Owner shall be subject to the terms of this paragraph and conditioned upon (I) there being no default by Tenant beyond any applicable grace or notice period under any of the terms, covenants and conditions of this Lease at the time that Owner’s consent is requested and on the date of the commencement of the term of any sublease or the effective date of any such proposed assignment, (ii) delivery to Owner of a written statement duly executed by Tenant acknowledging that Tenant shall continue to remain directly and primarily liable to Owner under this Lease for the remaining term notwithstanding such sublease or assignment, (iii) the proposed use by such assignee or sublessee being in compliance with Articles 2 and 15 of the printed form of this Lease, (iv) Tenant paying Owner the reasonable out of pocket costs and expenses, including architect’s engineer’s and attorneys’ and brokerage fees, paid by Owner with respect to such subletting. Further, and as an additional condition to Owner’s approval of any sublease, Tenant shall remit to Owner fifty (50%) percent of any and all rent and additional rent Tenant receives, as and when received, pursuant to the sublease, in excess of the rent and additional rent provided for in this Lease after deducting all reasonable costs and expenses including brokerage, advertising, market concessions, fit-up, legal and other professional fees. Owner shall respond to any request for consent to assign this Lease or sublet the Demised Premises with ten (10) days of receipt of such request.
     B. Upon receiving Owner’s written consent, Tenant shall deliver to Owner within ten (10) days after execution thereof a true copy of the duly executed sublease or assignment agreement. Any such sublease shall provide that the sublessee shall be subject to and shall comply with all applicable terms and conditions of this Lease to be performed by Tenant hereunder.
     C. Notwithstanding anything to the contrary set forth above, Tenant may assign its entire interest under this Lease or sublet the Demised Premises (i) to any entity controlling or controlled by or under common control with Tenant or (ii) to any successor to Tenant or Tenant’s business conducted at the Demised Premises by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as “Permitted Transfer”) without the consent of Owner, provided: (1) no Event of Default is continuing under this Lease; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant’s or Tenant’s business conducted at the Demised Premises, or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant or Tenant’s business conducted at the Demised Premises; and (3) Tenant shall give Owner written notice within (30) days after the effective date of the proposed purchase, merger, consolidation or reorganization. Owner acknowledges and agrees that Owner shall not have a right to terminate this Lease under Section 68(C) or receive any excess rents under Section 68(A) with respect to a Permitted Transfer.
     D. Further notwithstanding the foregoing, Tenant shall have the right, without the consent of Owner, to license portions of the Demised Premises to affiliates of Tenant and/or to third-party consultants, vendors, and other business entities that have a commercial relationship with Tenant (each, an “Approved User”); provided that (i) the Approved User occupies space in the Demised Premises for the use permitted hereunder and for no other purpose, (ii) all such third-party consultants, vendors and other business entities shall occupy space in the Demised Premises only so long as the commercial relationship exists with Tenant, and (iii) Tenant notifies Owner, in writing, of the identity of each Approved User prior to its occupancy of any portion of the Demised Premises. If any Approved User occupies any portion of the Demised Premises as described herein, it is agreed that (1) the Approved User must comply with all provisions of this Lease, and an Event of Default by any Approved User shall be deemed an Event of Default by Tenant under this Lease; (2) in no event shall Landlord be required to send any notices to any Approved User; (3) in no event shall any use or occupancy of any portion of the Demised Premises by any Approved User release or relieve Tenant from any of its obligations under this Lease; and (4) in no event shall the occupancy of any portion of the Demised Premises by an Approved User create a landlord/tenant relationship between Owner and such Approved User, and, in all instances, Tenant shall be considered the sole tenant under the Lease notwithstanding the occupancy of any portion of the Demised Premises by such Approved User.
     69. No Recording
     Tenant expressly warrants and represents that it will not record this Lease.
     70. Attorneys Fees & Reimbursement
     Notwithstanding anything to the contrary contained in this Lease, Tenant shall reimburse Owner as additional rent for the reasonable expenses of attorney’s fees, and disbursements Owner incurs which arise out of or are caused by (a) Tenant’s default under the terms of this Lease, whether an action, suit or proceeding is commenced based upon such default, providing that Owner has prevailed in such dispute, or (b) Tenant’s request of Owner to review or execute documents, including without limitation, assignment, sublease, or occupancy documents in connection with this Lease. In the event that Tenant prevails in any such dispute, Owner shall pay for the reasonable expenses of attorney’s fees and disbursements Tenant incurs which arise out of or are caused by such dispute.
     71. Attornment
     If the Demised Premises, Building or land where the Building is located is or will be encumbered by a mortgage, and the mortgage is foreclosed, or if the Demised Premises, Building or property is sold pursuant to a foreclosure or by reason of a default under a mortgage, the following shall apply notwithstanding the foreclosure, the sale, or the default: (I) Tenant shall not disaffirm this Lease or any of its obligations under this Lease; (ii) at the request of the applicable mortgagee or purchaser at a foreclosure or sale, Tenant shall attorn to the mortgagee or purchaser, and at the option of such mortgagee or purchaser execute a new lease for the Demised Premises setting forth all the provisions of this Lease except that the term of the new lease shall be for the balance of this Lease. In confirmation of this attornment, Tenant shall promptly execute and deliver at its own cost and expense, any instrument reasonably acceptable to Tenant, in recordable form, if required, that Owner or any mortgagee may request to evidence such attornment.
     72. Additional Remedies
     In the event that Owner shall pay any sum of money or do any act which shall require the expenditure of any sums by reason of the failure of Tenant to perform any of the covenants, terms or conditions contained in this Lease, Tenant covenants to repay such sums to Owner within 20 days after demand, together with interest thereon at an interest rate equal to the Prime Rate plus five (5%) percent per annum to be added as additional rent to the next monthly installment of base rent becoming due. The term “Prime Rate” shall mean the rate of interest published in the Money Rates Section of the Wall Street Journal as the Prime Rate. Nothing contained herein shall be construed to postpone the right of Owner immediately Tenant’s failure to pay such sums in the time required herein, to collect such sums, with interest at the aforesaid rate, by action or otherwise.
     73. Mortgages
     If, in connection with obtaining, continuing or renewing financing for which the Demised Premises, Building or land or any interest therein represents collateral in whole or in part, a lender or other mortgagee shall request modifications of this Lease as a condition of financing, Tenant will not unreasonably withhold or delay its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder decrease Tenant’s right hereunder or any services provided to Tenant hereunder, or adversely affect the Tenant’s leasehold interest created hereunder or decrease the size of the Demised Premises.
     74. Demised Premises
     If the general location, size and layout of the Demised Premises are outlined in Exhibit A, such Exhibit A shall not be deemed to be a warranty, representation or agreement on the part of Owner that the Demised Premises and the Building are as indicated thereon. Nothing in this Lease shall be construed as a grant or demise by Owner to Tenant of the roof or exterior walls of the Building, of the space above and/or below the Demised Premises, of the parcel of land on which the Demised Premises is located, and/or any parking or other areas adjacent to the Building.
     75. Owner’s Consent
     If in this Lease it is provided that Owner’s consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereof that Owner has been unreasonable, the only effect of such finding shall be that Owner shall be deemed to have given its consent or approval, but Owner shall not be liable to Tenant or any third party in any respect for money damages by reason of withholding its consent, unless Owner’s refusal to grant consent or approval was done in bad faith.
     76. No Liens
     Notwithstanding anything contained in this Lease to the contrary, Tenant covenants and warrants that it shall not directly or indirectly create or permit or suffer to be created or to remain, and will promptly after notice thereof discharge or cause to be discharged, any mortgage, lien, encumbrance or charge on pledge of, security interest in or conditional sale or other title retention agreement with respect to the Demised Premises, except as expressly permitted elsewhere in this Lease.
     77. Parking
     A. Owner shall be obligated to provide Tenant, at no cost to Tenant, for the convenience of its employees and invitees during regular business hours sixty (60) non-specified parking spaces located in an area or areas adjacent to 50 Buckout Street, Irvington, New York, designated by notice sent by Owner from time to time throughout the term of this Lease. Owner reserves the express right to change the location of these parking spaces as in its sole discretion it deems appropriate from time to time. Tenant’s privilege and use of these parking spaces are subject to the Owner’s rules and regulations as set forth herein or as otherwise established by Owner and in conformity with all local rules, regulations and ordinances of the Village of Irvington and any other government entity having jurisdiction over the Demised Premises.
     B. Tenant covenants and agrees that its employees and invitees shall not at any time cause any vehicle to be parked, placed or remain within and along the perimeter of the Building, including any and all fire lanes, parking spaces and areas, roadway and driveways or any other area controlled by Owner, except in areas designated by Owner for Tenant’s use.
     C. Use of all parking spaces and any other parking areas, roadways and driveways by Tenant, its employees or invitees will be at their own risk, and Owner shall not be liable for any injury to person or property, or for loss of damage to any automobile or its contents, resulting from theft, collision, vandalism or any other cause whatsoever. Owner shall have no obligation whatsoever to provide a security guard or any other personnel or device to patrol, illuminate, monitor, guard or secure any parking area. If, however, Owner does so provide such guard, personnel or device, it shall be solely for Owner’s convenience, and Owner shall not be liable for any act or omission of such guard, personnel or device in failing to prevent any such theft, vandalism, loss injury or damage.
     D. There shall be no overnight parking. Tenant shall cause its employees and invitees to remove their automobiles from all parking areas at the end of the working day. If any vehicle owned or used by Tenant, its employees or invitees remains in any parking area, all costs, expenses and liabilities incurred by Owner in removing said vehicle, or any damages resulting to such vehicle or to Tenant’s property or property of others by reason of the presence or removal of such vehicle shall be paid by Tenant to Owner as additional rent as and when billed by Owner.

     E. If space is available, Owner agrees to provide Tenant with an unspecified number of additional parking spaces in consideration of Tenant’s payment of additional rent at the rate of $75.00 per space per month (“Parking Rent”) upon the same terms and conditions as set forth in this Paragraph. Notwithstanding the foregoing, at the end of the first year of the term of this Lease, the number of parking spaces and parking rent may be increases or decreased at the discretion of the Owner. Each such installment of additional rent shall be remitted at the same time and in the same manner as installments of base annual rent.
     78. Force Majeure
     Time for performance by Owner and Tenant of any term, provision or covenant of this Lease shall be deemed extended by time lost due to delays resulting from acts of God, strikes, unavailability of materials, civil riots, floods, material or labor restrictions, by government authority, and any other cause not within the reasonable control of Owner or Tenant, as applicable. Financial inability of either party shall not constitute a cause for delay hereunder.
     79. Environmental Representation
     Owner represents and warrants that Owner has taken no action and covenants that Owner shall take no action to pollute or to create any environmental contamination within the Building or on or under the land adjacent to it, and that Owner has no knowledge of the presence of any pollution or contamination, including asbestos, within the Demised Premises.
     80. Right of First Offer
          i. So long as the Tenant is not in default under this Lease, Owner hereby grants to Tenant a right of first offer during the term of this Lease with respect to leasing any “Additional Space” (as defined below) located at the Building.
          ii. “Additional Space” shall mean space which: (i) is contiguous to the Demised Premises, and (ii) is or becomes “Available” (as defined below). The term “Available” shall mean the space in question is, or is expected by Owner within a reasonable time to become vacant, unencumbered and free and clear of all claims and rights of other parties thereto.
          iii. Tenant’s Right of First Offer shall be exercised as follows: at any time after Owner determines that it shall market or offer the Additional Space for rent, Owner shall advise Tenant (the “Advice”) of the terms under which Owner is prepared to rent the Additional Space, which terms shall reflect the Prevailing Market Rate (as hereinafter defined) for other space rented by Owner at the Building and as reasonably determined by Owner. Tenant may lease the Additional Space under such terms by delivering written notice of exercise to Owner (the “Notice of Exercise”) within ten (10) Business Days after the date of the Advice. Should Tenant fail to exercise the Right of First Offer within such period, the Right of First Offer shall terminate and Landlord shall have the right to offer the Additional Space to other prospective tenants.
          iv. If Tenant exercises its Right of First Offer, Owner shall prepare a lease in such form as Owner reasonably deems appropriate (subject to the terms of the Advice) (the “Proposed Lease”) providing for Tenant’s leasing of the Additional Space on the terms set forth in the Advice. A copy of the Proposed Lease shall be sent to Tenant within a reasonable time after Owner’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall review and return the Proposed Lease with proposed revisions to Owner within thirty (30) days thereafter.
          v. For purposes of this Right of First Offer provision, “Prevailing Market Rate” shall mean the arm’s length rental value for similar space located in the Building, giving appropriate consideration to each such tenant’s rental value, brokerage commissions, existing improvements in the space in question, operating expenses and taxes, but in no event less than the base rent being paid by Tenant for its lease of the Demised Premises at the time of the Advice.

OWNER: STANFORD BRIDGE LLC
By:
William Thompson, Managing Member

TENANT: ELECTRO-OPTICAL SCIENCES, INC.
By:

Exhibit B
Scope of Work to be Completed by Owner:
1. To be Attached hereto and made a part hereof.